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                             PETsMART, Inc. and Subsidiaries        Exhibit 11.1
                           Statement of Computation of Common
                            and Common Equivalent Shares and
                                   Earnings per Share

                          (in thousands, except per share data)

                                                                   For the 13 Weeks Ended         For the 26 Weeks Ended
                                                                   August 3,      July 28,       August 3,      July 28,
PRIMARY (1)                                                          1997           1996           1997           1996
-----------                                                          ----           ----           ----           ----
Weighted average common shares outstanding                          114,758        112,302        114,475        111,639

Incremental common equivalents from options and warrants                  -          5,235              -          5,033
                                                                ---------------------------  ----------------------------

Weighted average shares outstanding                                 114,758        117,538        114,475        116,672
                                                                ---------------------------  ----------------------------
                                                                ---------------------------  ----------------------------

Net income (loss)                                                $  (35,716)    $    2,164     $  (36,462)    $    2,573
                                                                ---------------------------  ----------------------------
                                                                ---------------------------  ----------------------------

Net income (loss) per share                                      $    (0.31)    $     0.02     $    (0.32)    $     0.02
                                                                ---------------------------  ----------------------------
                                                                ---------------------------  ----------------------------

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(1) Primary and Fully Diluted earnings are the same for all periods presented.